Exhibit 5.1
Ulmer & Berne LLP
Skylight Office Tower
1660 West 2nd Street, Suite 1100
Cleveland, Ohio 44113-1448
December 2, 2010
CTPartners Executive Search LLC
1166 Avenue of the Americas
3rd Floor
New York, NY 10036
Ladies and Gentlemen:
     We have acted as counsel to CTPartners Executive Search LLC, a Delaware limited liability company (the “Company”), which has, prior to the effectiveness of the offering described below, been converted pursuant to Delaware law into a Delaware corporation and renamed CTPartners Executive Search Inc., in connection with the preparation of a registration statement on Form S-1 (No. 333-169224) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) relating to the public offering and sale of (i) up to 1,869,220 shares of common stock, $0.001 par value per share (the “Common Stock”) by the Company subject to an over-allotment option granted to the underwriters in the offering (the “Company Shares”) and (ii) up to 438,472 shares of Common Stock by the Selling Shareholders named in the Underwriting Agreement as defined below (the “Selling Shareholder Shares,” and, together with the Company Shares, the “Shares”).
     In arriving at the opinion expressed below, we have reviewed the following documents:
(a)	the Registration Statement;

(b)	the form of Certificate of Incorporation of the Company, included as Exhibit 3.1 to the Registration Statement; and

(c)	the form of underwriting agreement by and among the Company, William Blair & Company, L.L.C. and C.L. King & Associates, Inc., as representatives of the several Underwriters to be named in Schedule A thereto, included as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”).
     In addition, we have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates and other inquiries of officers of the Company. In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to as copies.

CTPartners Executive Search LLC
December 2, 2010

     Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that, (i) the Company Shares and the Selling Stockholder Shares have been duly authorized by all necessary corporate action of the Company, (ii) that upon the issuance of the Company Shares against payment of the consideration therefore in accordance with the terms of the Underwriting Agreement, the Company Shares will be validly issued, fully paid and non-assessable and (iii) the Selling Shareholder Shares are validly issued, fully paid and non-assessable.
     Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the General Corporation Law of the State of Delaware, including the reported judicial decisions interpreting such law. We express no opinion with respect to any other law of the State of Delaware or any other jurisdiction.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement No. 333-169224 on Form S-1 (the “Registration Statement”) filed by the Company to effect registration of the offer and sale of the Shares under the Securities Act of 1933, as amended (the “Act”) and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,
/s/ Ulmer & Berne LLP